Cloudflare Announces Fourth Quarter and Fiscal Year 2019 Financial Results

•Fiscal year 2019 revenue totaled $287 million, growing 49% year-over-year
•Q4 revenue grew 51% year-over-year to $84 million
•Q4 GAAP gross margin of 78.3%, representing an increase of 160 basis points year-over-year; Non-GAAP gross-margin of 78.7%, representing an increase of 180 basis points year-over-year

San Francisco, CA, February 13, 2020 — Cloudflare, Inc. (NYSE: NET), the security, performance, and reliability company helping to build a better Internet, today announced financial results for its fourth quarter and fiscal year ended December 31, 2019.

“I’m proud of everything we accomplished in 2019. We capped off an exciting year with 51% year-over-year revenue growth for the quarter, and added a record number of total customers while accelerating large customer momentum,“ said Matthew Prince, co-founder and CEO of Cloudflare. "We also entered an entirely new enterprise security market with our Cloudflare for Teams offering, leveraging our unified, global platform to expand our addressable market and outperform the hardware solutions built for businesses of the past.”

Fourth Quarter Fiscal 2019 Financial Highlights

•Revenue: Total revenue of $83.9 million, representing an increase of 51% year-over-year.
•Gross Profit: GAAP gross profit was $65.7 million, or 78.3% gross margin, compared to $42.5 million, or 76.7%, in the fourth quarter of 2018. Non-GAAP gross profit was $66.0 million, or 78.7% gross margin, compared to $42.7 million, or 76.9%, in the fourth quarter of 2018.
•Operating Loss: GAAP loss from operations was $29.9 million, or 35.7% of total revenue, compared to $17.1 million, or 30.8% of total revenue, in the fourth quarter of 2018. Non-GAAP loss from operations was $18.3 million, or 21.8% of total revenue, compared to $15.9 million, or 28.7% of total revenue, in the fourth quarter of 2018.
•Net Loss: GAAP net loss was $28.2 million, compared to $16.7 million in the fourth quarter of 2018. Non-GAAP net loss was $16.4 million, compared to $15.6 million in the fourth quarter of 2018. GAAP net loss per share was $0.10, compared to $0.20 in the fourth quarter of 2018. Non-GAAP net loss per share was $0.06, compared to $0.18 in the fourth quarter of 2018.
•Cash Flow: Net cash flow from operations was negative $8.6 million, compared to negative $12.3 million for the fourth quarter of 2018. Free cash flow was negative $23.5 million, or 28% of total revenue, compared to negative $29.0 million, or 52% of total revenue, in the fourth quarter of 2018.
•Cash, cash equivalents, and available-for-sale securities were $636.9 million as of December 31, 2019.

Full Year Fiscal 2019 Financial Highlights

•Revenue: Total revenue of $287.0 million, representing an increase of 49% year-over-year.
•Gross Profit: GAAP gross profit was $223.6 million, or 77.9% gross margin, compared to $149.1 million, or 77.4%, in fiscal 2018. Non-GAAP gross profit was $224.4 million, or 78.2% gross margin, compared to $149.8 million, or 77.7%, in fiscal 2018.
•Operating Loss: GAAP loss from operations was $107.9 million, or 37.6% of total revenue, compared to $84.9 million, or 44.1% of total revenue, in fiscal 2018. Non-GAAP loss from operations was $71.2 million, or 24.8% of total revenue, compared to $57.0 million, or 29.6% of total revenue, in fiscal 2018.
•Net Loss: GAAP net loss was $105.8 million, compared to $87.2 million for fiscal 2018. Non-GAAP net loss was $69.5 million, compared to $59.5 million for fiscal 2018. GAAP net loss per share was $0.72, compared to $1.08 for fiscal 2018. Non-GAAP net loss per share was $0.48, compared to $0.73 for fiscal 2018.

•Cash Flow: Net cash flow from operations was negative $38.9 million, compared to negative $43.3 million for fiscal 2018. Free cash flow was negative $96.2 million, or 34% of total revenue, compared to negative $78.1 million, or 41% of total revenue, for fiscal 2018.
The section titled "Non-GAAP Financial Information" below describes our usage of non-GAAP financial measures. Reconciliations between historical GAAP and non-GAAP information are contained at the end of this press release following the accompanying financial data.

Financial Outlook

For the first quarter of fiscal 2020, we expect:

•Total revenue of $87 to $88 million
•Non-GAAP loss from operations of $20 to $19 million
•Non-GAAP net loss per share of $0.06 to $0.05, utilizing weighted average common shares outstanding of approximately 297 million

For the full year fiscal 2020, we expect:

•Total revenue of $389 to $393 million
•Non-GAAP loss from operations of $65 to $61 million
•Non-GAAP net loss per share of $0.21 to $0.19, utilizing weighted average common shares outstanding of approximately 303 million

Conference Call Information

Cloudflare will host an investor conference call to discuss its fourth quarter and fiscal year ended December 31, 2019 earnings results today at 2:00 p.m. Pacific time (5:00 p.m. Eastern time). Interested parties can access the call by dialing (866) 211-4146 from the United States or (647) 689-6734 internationally with conference ID 5227499. A live webcast of the conference call will be accessible from the investor relations website at cloudflare.NET. A replay will be available approximately two hours after the conclusion of the live event and will remain available for approximately 30 days.

Other Upcoming Events:

Cloudflare Lock-up Expiration: In connection with our initial public offering of Class A common stock, all of our executive officers, directors, and stockholders as of the IPO were parties to market standoff agreements with us or entered into lock-up agreements with the IPO underwriters that restrict their ability to sell or transfer their Cloudflare shares (the “lock-up”). Pursuant to the lock-up agreements, if (i) at least 120 days have elapsed since September 12, 2019, (ii) we have publicly released earnings results for the fiscal year ended December 31, 2019, and (iii) the lock-up is scheduled to end during or within five trading days prior to a broadly applicable period during which trading in our securities would not be permitted under our insider trading policy (the “blackout period”), then the lock-up will end up to ten trading days prior to the commencement of the blackout period; so long as we have publicly announced the lock-up expiration at least two trading days in advance of such expiration.

The lock-up is scheduled to end on March 11, 2020, which falls within the quarterly blackout period under our insider trading policy that commences on March 1, 2020. Therefore, in accordance with the lock-up agreements, the lock-up will end at the beginning of trading on February 19, 2020. We will also release all of our market standoff agreements when the lock-up expires.

Supplemental Financial and Other Information

Supplemental financial and other information can be accessed through the Company’s investor relations website at cloudflare.NET.

Non-GAAP Financial Information

Cloudflare believes that the presentation of non-GAAP financial information provides important supplemental information to management and investors regarding financial and business trends relating to the Company’s financial condition and results of operations. Reconciliations of non-GAAP financial measures to the most directly comparable financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty of expenses that may be incurred in the future. For further information regarding why Cloudflare believes that these non-GAAP measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to the “Explanation of Non-GAAP Financial Measures” section at the end of this press release.

Available Information

Cloudflare intends to use its press releases, website, investor relations website, news site, blog, and Twitter account, in addition to filings made with the Securities and Exchange Commission (SEC) and public conference calls, as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which statements involve substantial risks and uncertainties. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expect,” “explore,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential,” or “continue,” or the negative of these words, or other similar terms or expressions that concern our expectations, strategy, plans, or intentions. However, not all forward-looking statements contain these identifying words. Forward-looking statements expressed or implied in this press release include, but are not limited to, statements regarding our future financial and operating performance, our reputation and performance in the market, general market trends, our estimated and projected revenue, non-GAAP net loss from operations and net loss per share, shares outstanding, our plans and objectives for future operations, growth, initiatives, or strategies, and comments made by our CEO and others. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including: our history of net losses; our limited operating history; risks associated with managing our rapid growth; our ability to attract and retain new customers; our ability to retain and upgrade paying customers and convert free customers to paying customers; problems with our internal systems, network, or data, including actual or perceived breaches or failures; rapidly evolving technological developments in the market; length of sales cycles; and general market, political, economic, and business conditions. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in our filings with the SEC, including our Quarterly Report on Form 10-Q filed on November 12, 2019, as well as other filings that we may make from time to time with the SEC.

The forward-looking statements made in this press release relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements.

About Cloudflare

Cloudflare, Inc. (www.cloudflare.com / @cloudflare) is on a mission to help build a better Internet. Cloudflare’s platform protects and accelerates any Internet application online without adding hardware, installing software, or changing a line of code. Internet properties powered by Cloudflare have all web traffic routed through its intelligent global network, which gets smarter with every request. As a result, they see significant improvement in performance and a decrease in spam and other attacks. Cloudflare was named to Entrepreneur Magazine’s Top Company Cultures 2018 list and ranked among the World’s Most Innovative Companies by Fast Company in 2019. Headquartered in San Francisco, CA, Cloudflare has offices in Austin, TX, Champaign, IL, New York, NY, San Jose, CA, Seattle, WA, Washington, D.C., Lisbon, London, Munich, Beijing, Singapore, and Sydney.

Investor Relations Information
Jayson Noland
ir@cloudflare.com

Press Contact Information
Daniella Vallurupalli
press@cloudflare.com
Source: Cloudflare, Inc.

CLOUDFLARE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Revenue	$83,930	$55,499	$287,022	$192,674
Cost of revenue (1)(2)	18,198	12,956	63,423	43,537
Gross profit	65,732	42,543	223,599	149,137
Operating expenses:
Sales and marketing (1)	47,107	28,188	159,298	94,394
Research and development (1)	26,289	15,350	90,669	54,463
General and administrative (1)	22,278	16,098	81,578	85,179
Total operating expenses	95,674	59,636	331,545	234,036
Loss from operations	(29,942)	(17,093)	(107,946)	(84,899)
Non-operating income (expense):
Interest income	2,965	1,048	5,787	1,895
Interest expense	(142)	(266)	(1,112)	(992)
Other expense, net	(412)	(188)	(1,442)	(2,091)
Total non-operating income (expense), net	2,411	594	3,233	(1,188)
Loss before income taxes	(27,531)	(16,499)	(104,713)	(86,087)
Provision for (benefit from) income taxes	624	188	1,115	1,077
Net loss	$(28,155)	$(16,687)	$(105,828)	$(87,164)
Net loss per share attributable to common stockholders, basic and diluted	$(0.10)	$(0.20)	$(0.72)	$(1.08)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	294,418	84,618	146,306	80,981

(1) Includes stock-based compensation as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Cost of revenue	$253	$32	$716	$119
Sales and marketing	3,275	301	8,709	979
Research and development	4,413	454	13,037	1,532
General and administrative	3,674	275	14,165	24,717
Total stock-based compensation expense	$11,615	$1,062	$36,627	$27,347

(2) Includes amortization of acquired intangible assets as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Cost of revenue	$31	$108	$125	$517
Total amortization of acquired intangible assets	$31	$108	$125	$517

CLOUDFLARE, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)
(unaudited)

	December 31,
	2019	2018
Assets
Current assets:
Cash and cash equivalents	$138,976	$25,055
Available-for-sale securities	497,972	135,602
Accounts receivable, net	33,867	25,155
Contract assets	2,063	1,552
Prepaid expenses and other current assets	16,994	9,373
Total current assets	689,872	196,737
Property and equipment, net	101,466	73,210
Goodwill	4,083	4,083
Acquired intangible assets, net	31	156
Deferred contract acquisition costs, noncurrent	25,184	15,940
Restricted cash	6,660	6,371
Other noncurrent assets	3,528	1,883
Total assets	$830,824	$298,380
Liabilities, Redeemable Convertible Preferred Stock and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$11,463	$14,285
Accrued expenses and other current liabilities	28,314	15,699
Note payable, current portion	—	255
Liability for early exercise of unvested stock options	13,263	14,323
Deferred revenue	30,843	16,817
Total current liabilities	83,883	61,379
Build-to-suit lease financing obligation	10,506	10,443
Deferred revenue, noncurrent	804	220
Redeemable convertible preferred stock warrant liability	—	1,618
Other noncurrent liabilities	9,803	6,704
Total liabilities	104,996	80,364
Redeemable Convertible Preferred Stock
Redeemable convertible preferred stock; $0.001 par value; zero and 168,108 shares authorized as of December 31, 2019 and 2018, respectively; zero and 165,658 shares issued and outstanding with aggregate liquidation preference of zero and $332,041 as of December 31, 2019 and 2018, respectively	—	331,521
Stockholders’ Equity (Deficit)
Class A common stock; $0.001 par value; 2,250,000 and 550,000 shares authorized as of December 31, 2019 and 2018, respectively; 87,072 and zero shares issued and outstanding as of December 31, 2019 and 2018, respectively	87	—
Class B common stock; $0.001 par value; 315,000 and 300,000 shares authorized as of December 31, 2019 and 2018, respectively; 213,101 and 91,542 shares issued and outstanding as of December 31, 2019 and 2018, respectively	207	85
Additional paid-in capital	1,027,179	82,345
Accumulated deficit	(301,706)	(195,878)
Accumulated other comprehensive income (loss)	61	(57)
Total stockholders’ equity (deficit)	725,828	(113,505)
Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$830,824	$298,380

CLOUDFLARE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Year Ended December 31,
	2019	2018
Cash Flows From Operating Activities
Net loss	$(105,828)	$(87,164)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization expense	29,479	18,905
Amortization of deferred contract acquisition costs	10,821	7,060
Stock-based compensation expense	36,627	27,347
Net accretion of discounts and amortization of premiums on available-for-sale securities	(1,801)	(570)
Deferred income taxes	370	385
Provision for bad debt	2,488	1,080
Change in fair value of redeemable convertible preferred stock warrant liability	1,517	1,220
Other	304	46
Changes in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable, net	(11,200)	(14,758)
Contract assets	(511)	2,158
Deferred contract acquisition costs	(20,065)	(12,235)
Prepaid expenses and other current assets	(7,621)	(5,942)
Other noncurrent assets	(1,575)	(352)
Accounts payable	(1,328)	4,386
Accrued expenses and other current liabilities	12,334	6,824
Deferred revenue	14,610	4,903
Other noncurrent liabilities	2,462	3,426
Net cash used in operating activities	(38,917)	(43,281)
Cash Flows From Investing Activities
Purchases of property and equipment	(43,289)	(25,466)
Capitalized internal-use software	(13,990)	(9,373)
Purchases of available-for-sale securities	(537,382)	(145,269)
Sales of available-for-sale securities	1,978	—
Maturities of available-for-sale securities	174,998	59,249
Other investing activities	44	64
Net cash used in investing activities	(417,641)	(120,795)
Cash Flows From Financing Activities
Proceeds from issuance of preferred stock, net of issuance costs	—	149,975
Proceeds from initial public offering, net of underwriting discounts and commissions	570,544	—
Proceeds from the exercise of stock options	3,058	4,412
Proceeds from the early exercise of stock options	2,909	14,525
Repurchases of unvested common stock	(283)	(65)
Payments on note payable	(255)	(356)
Proceeds from build-to-suit lease financing obligation drawdown	63	130
Payments of deferred offering costs	(5,268)	—
Net cash provided by financing activities	570,768	168,621
Net increase in cash, cash equivalents, and restricted cash	114,210	4,545
Cash, cash equivalents, and restricted cash, beginning of period	31,426	26,881
Cash, cash equivalents, and restricted cash, end of period	$145,636	$31,426

CLOUDFLARE, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Reconciliation of cost of revenue:
GAAP cost of revenue	$18,198	$12,956	$63,423	$43,537
Less: Stock-based compensation expense	(253)	(32)	(716)	(119)
Less: Amortization of acquired intangible assets	(31)	(108)	(125)	(517)
Non-GAAP cost of revenue	$17,914	$12,816	$62,582	$42,901
Reconciliation of gross profit:
GAAP gross profit	$65,732	$42,543	$223,599	$149,137
Add: Stock-based compensation expense	253	32	716	119
Add: Amortization of acquired intangible assets	31	108	125	517
Non-GAAP gross profit	$66,016	$42,683	$224,440	$149,773
Non-GAAP gross margin	78.7%	76.9%	78.2%	77.7%
Reconciliation of operating expenses:
GAAP sales and marketing	$47,107	$28,188	$159,298	$94,394
Less: Stock-based compensation expense	(3,275)	(301)	(8,709)	(979)
Non-GAAP sales and marketing	$43,832	$27,887	$150,589	$93,415
GAAP research and development	$26,289	$15,350	$90,669	$54,463
Less: Stock-based compensation expense	(4,413)	(454)	(13,037)	(1,532)
Non-GAAP research and development	$21,876	$14,896	$77,632	$52,931
GAAP general and administrative	$22,278	$16,098	$81,578	$85,179
Less: Stock-based compensation expense	(3,674)	(275)	(14,165)	(24,717)
Non-GAAP general and administrative	$18,604	$15,823	$67,413	$60,462
Reconciliation of loss from operations:
GAAP loss from operations	$(29,942)	$(17,093)	$(107,946)	$(84,899)
Add: Stock-based compensation expense	11,615	1,062	36,627	27,347
Add: Amortization of acquired intangible assets	31	108	125	517
Non-GAAP loss from operations	$(18,296)	$(15,923)	$(71,194)	$(57,035)
Non-GAAP operating margin	(21.8)%	(28.7)%	(24.8)%	(29.6)%
Reconciliation of provision for (benefit from) income taxes:
GAAP provision for (benefit from) income taxes	$624	$188	$1,115	$1,077
Income tax effect of non-GAAP adjustments	(127)	129	437	154
Non-GAAP provision for (benefit from) income taxes	$497	$317	$1,552	$1,231
Reconciliation of net loss and net loss per share:
GAAP net loss attributable to common stockholders	$(28,155)	$(16,687)	$(105,828)	$(87,164)
Add: Stock-based compensation expense	11,615	1,062	36,627	27,347
Add: Amortization of acquired intangible assets	31	108	125	517
Income tax effect of non-GAAP adjustments	127	(129)	(437)	(154)
Non-GAAP net loss	$(16,382)	$(15,646)	$(69,513)	$(59,454)
GAAP net loss per share	$(0.10)	$(0.20)	$(0.72)	$(1.08)
Add: Stock-based compensation expense	0.04	0.01	0.25	0.34
Add: Amortization of acquired intangible assets	—	—	—	0.01
Income tax effect of non-GAAP adjustments	—	—	—	—
Non-GAAP net loss per share (1)	$(0.06)	$(0.18)	$(0.48)	$(0.73)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	294,418	84,618	146,306	80,981
____________
(1) Totals may not sum due to rounding. Figures are calculated based upon the respective underlying non-rounded data.

CLOUDFLARE, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Free cash flow
Net cash used in operating activities	$(8,574)	$(12,270)	$(38,917)	$(43,281)
Less: Purchases of property and equipment	(12,308)	(12,959)	(43,289)	(25,466)
Less: Capitalized internal-use software	(2,658)	(3,728)	(13,990)	(9,373)
Free cash flow	$(23,540)	$(28,957)	$(96,196)	$(78,120)
Net cash used in investing activities	$(352,659)	$(58,525)	$(417,641)	$(120,795)
Net cash provided by (used in) financing activities	$(1,497)	$11	$570,768	$168,621
Net cash used in operating activities (percentage of revenue)	(10)%	(22)%	(14)%	(22)%
Less: Purchases of property and equipment (percentage of revenue)	(15)%	(23)%	(15)%	(13)%
Less: Capitalized internal-use software (percentage of revenue)	(3)%	(7)%	(5)%	(5)%
Free cash flow margin (1)	(28)%	(52)%	(34)%	(41)%

____________

(1) Totals may not sum due to rounding. Figures are calculated based upon the respective underlying non-rounded data.

Explanation of Non-GAAP Financial Measures

In addition to our results determined in accordance with generally accepted accounting principles in the United States (U.S. GAAP), we believe the following non-GAAP measures are useful in evaluating our operating performance. We use the following non-GAAP financial information to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with U.S. GAAP. In particular, free cash flow is not a substitute for cash provided by (used in) operating activities. Additionally, the utility of free cash flow as a measure of our liquidity is further limited as it does not represent the total increase or decrease in our cash balance for a given period. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. A reconciliation is provided above for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with U.S. GAAP. Investors are cautioned that there are a number of limitations associated with the use of non-GAAP financial measures as analytical tools. Investors are encouraged to review the related U.S. GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable U.S. GAAP financial measures, and not to rely on any single financial measure to evaluate our business.

Expenses Excluded from Non-GAAP Measures. We exclude stock-based compensation expense, which is a non-cash expense, from certain of our non-GAAP financial measures because we believe that excluding this item provides meaningful supplemental information regarding operational performance. We exclude amortization of intangible assets, which is a non-cash expense, related to business combinations from certain of our non-GAAP financial measures because such expenses are related to business combinations and have no direct correlation to the operation of our business.

Non-GAAP Gross Profit and Non-GAAP Gross Margin. We define non-GAAP gross profit and non-GAAP gross margin as U.S. GAAP gross profit and U.S. GAAP gross margin, respectively, excluding stock-based compensation expense and amortization of acquired intangible assets.

Non-GAAP Loss from Operations and Non-GAAP Operating Margin. We define non-GAAP loss from operations and non-GAAP operating margin as U.S. GAAP loss from operations and U.S. GAAP operating margin, respectively, excluding stock-based compensation expense and amortization of acquired intangible assets.

Non-GAAP Net Loss and Non-GAAP Net Loss per Share, Basic and Diluted. We define non-GAAP net loss as GAAP net loss plus stock-based compensation expense, amortization of acquired intangible assets, and a non-GAAP provision for (benefit from) income taxes. The difference between our GAAP and non-GAAP income tax expense (benefit) is primarily due to adjustments in stock-based compensation and amortization of intangibles associated with business combinations. We define non-GAAP net loss per share, basic and diluted, as non-GAAP net loss divided by the weighted-average common shares outstanding. Since we have reported net losses for all periods presented, we have excluded all potentially dilutive securities from the calculation of net loss per share as their effect is antidilutive and accordingly, basic and diluted net loss per share is the same for all periods presented. We believe that excluding these items from non-GAAP net loss and non-GAAP net loss per share, diluted, provides management and investors with greater visibility into the underlying performance of our core business operating results.

Free Cash Flow and Free Cash Flow Margin. Free cash flow is a non-GAAP financial measure that we calculate as net cash provided by (used in) operating activities less cash used for purchases of property and equipment and capitalized internal-use software. Free cash flow margin is calculated as free cash flow divided by revenue. We believe that free cash flow and free cash flow margin are useful indicators of liquidity that provide information to management and investors about the amount of cash generated from our operations that, after the investments in property and equipment and capitalized internal-use software, can be used for strategic initiatives, including investing in our business, and strengthening our financial position. We believe that historical and future trends in free cash flow and free cash flow margin, even if negative, provide useful information about the amount of cash generated (or consumed) by our operating activities that is available (or not available) to be used for strategic initiatives. For example, if free cash flow is negative, we may need to access cash reserves or other sources of capital to invest in strategic initiatives. One limitation of free cash flow and free cash flow margin is that these measures do not reflect our future contractual commitments. Additionally, free cash flow does not represent the total increase or decrease in our cash balance for a given period.